EXHIBIT 4.17
Execution Copy

AMENDMENT NO. 1 TO

SHAREHOLDERS AGREEMENT

This Amendment No. 1, dated as of December 7, 2005 (this “Amendment”) to the Shareholders Agreement, dated as of March 14, 2000 (the “Agreement”), by and among Berkshire Hathaway Inc., a Delaware corporation (“Berkshire”); Walter Scott, Jr. (“Scott”), Sandra Scott Parker, Amy Lynn Scott Trust #3, Karen Ann Scott Trust #3, Sandra Sue Scott Trust #3, Walter David Scott Trust #3, Amy Lynn Scott Wyoming Trust, W. David Scott Wyoming Trust, Karen Ann Dixon Wyoming Trust, Double Eight Land Corporation (the “Scott Family Entities”) and David L. Sokol and Gregory E. Abel (the “Management Investors,” and, together with Berkshire, Scott and the Scott Family Entities, the “Investors”); and MidAmerican Energy Holdings Company, an Iowa corporation (formerly named Teton Acquisition Corp., and hereinafter referred to as the “Company”).

WHEREAS, Scott and the holders of a majority in interest of the Scott Family Entities’ Securities have agreed to eliminate their existing right under Section 4(c) of the Agreement to require the payment of cash by Berkshire upon any exercise of the Scott Put, but will retain their existing right under Section 4(c) to receive shares of Berkshire common stock upon any exercise of the Scott Put;

WHEREAS, Berkshire has agreed to grant to the Management Investors a similar right to put their shares of Common Stock, no par value, of the Company (“Common Stock”) to Berkshire in exchange for shares of Berkshire common stock;

WHEREAS, the Management Investors have agreed to grant to Berkshire a right of first refusal in respect of the Securities owned by them;

WHEREAS, the parties hereto desire to clarify that all puts of Common Stock to Berkshire in exchange for Berkshire common stock made at any time after Berkshire owns in excess of 80% of the vote and value of the Company are intended to qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986 (the “Code”) and the parties further intend that the Agreement, as amended, constitutes a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g) as to such puts and that each such exchange of Common Stock for Berkshire common stock will be pursuant to such plan of reorganization; and

WHEREAS, the parties hereto desire to amend the Agreement to effect the foregoing changes and other related changes, all as further set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follow:

1.     SECTION 2(a). Section 2(a) of the Agreement is hereby deleted in its entirety and replaced by a new Section 2(a) to read as follows:

“(a) Resale of Management Investors' Securities. Except as otherwise provided in Section 3, and except for Permitted Management Transfers (as defined below), no Management Investor shall Transfer any Securities, or any beneficial interest therein, other than to (i) such Management Investor's spouse, or his or her ancestors, lineal descendants, siblings or estate, (ii) any trusts for the benefit of such Management Investor or any of the persons or entities described in subpart (i) hereof, (iii) any limited liability company, partnership or corporation controlled by, and substantially entirely owned by, such Management Investor and/or any of the persons or entities described in subpart (i) hereof and (iv) charitable foundations or trusts which are controlled by such Management Investor and/or any of the persons described in subpart (i) hereof (collectively, “Management Permitted Transferees”). As used herein, “Permitted Management Transfers” shall mean (v) Transfers between or among such Management Investor's and/or his spouse's Management Permitted Transferees, (w) Transfers between Management Investors, (x) Transfers at any time in compliance with Sections 2(d) through 2(k) hereof, (y) Transfers made at any time pursuant to the Management Put described in Section 4(a), the Management Call described in Section 4(b) or the Management Exchange Put described in Section 4(d) and (z) other Transfers agreed upon by such Management Investor and Berkshire from time to time. For the avoidance of doubt, this Section 2(a) is not intended to diminish any transfer restrictions contained in any option agreement governing the Options. The Transfer restrictions contained in this Section 2 shall terminate upon a Berkshire Majority Transfer.”

2.     SECTION 2(d). Section 2(d) of the Agreement is hereby amended by deleting the word “unless” contained therein and by replacing it with the following words: “and, except as otherwise permitted by Section 2(a) hereof, no Management Investor shall Transfer any Securities, unless, in any such case,”.

3.     SECTION 2(e). Section 2(e) of the Agreement is hereby amended by deleting the words “shares of Common Stock” in both places where they appear therein and by replacing them in both such places with the words, “applicable Securities”.

4.     SECTION 4(a). Section 4(a) of the Agreement is hereby amended by adding a new proviso at the end of the first sentence thereof, to read as follows: “; and provided further that a Management Investor may not exercise his or her Management Put at any time that, and for so long as, the Company notifies the Management Investors that, in its good faith judgment after consultation with outside counsel experienced in tax matters, there is a meaningful risk that the exercise of a Management Put at that time could reasonably be expected to cause any exchange pursuant to a Scott Exchange Put or a Management Exchange Put to fail to qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code.”

5.     SECTION 4(b). Section 4(b) of the Agreement is hereby amended by inserting the words “subject to the provisions contained in the last sentence of Section 4(f)(ii) hereof,” immediately after the words “At any time after the earlier of the third anniversary of the date hereof or a Berkshire Majority Transfer,” contained in the first sentence of Section 4(b). Section 4(b) of the Agreement is hereby further amended by deleting the words “only once” contained in the proviso to the first sentence thereof and replacing such words with the words “no more than twice”.

6.     EXISTING SECTIONS 4(c), 4(d) AND 4(e). Sections 4(c), 4(d) and 4(e) of the Agreement shall be eliminated in their entirety and replaced by new Sections 4(c), 4(d) and 4(e) to read as follows:

“(c) The Scott Exchange Put. At any time following the date of Amendment No. 1 to this Agreement, and provided in any such case that Berkshire is then an Eligible Purchaser, Scott, any or all of the Scott Entities and any or all of the Scott Family Entities shall have the right to require Berkshire to purchase, upon the terms and subject to the conditions of this Agreement, any or all of the shares of Common Stock owned by such persons and entities (the “Scott Exchange Put”) in exchange for shares of Berkshire common stock (“Berkshire Shares”) equal in value to the Final Agreed Purchase Price or Final Appraised Purchase Price, as applicable. For purposes of any such purchase and exchange, the value of each Berkshire Share to be received in the exchange shall be equal to the closing price quoted for such Berkshire Shares on the New York Stock Exchange on the day immediately preceding the closing of such exchange. In the event that Scott, any of the Scott Entities or any of the Scott Family Entities elect to exercise the Scott Exchange Put, then such person or entity shall provide a written exchange put notice to Berkshire specifying the number of shares of Common Stock to be put and exchanged by them (a “Scott Exchange Put Notice”). The Scott Exchange Put shall terminate upon a Berkshire Majority Transfer. Berkshire shall register all Berkshire Shares issued upon any exercise of a Scott Exchange Put for resale by promptly filing an S-3 Registration Statement (or, when applicable, a prospectus supplement) with respect to such shares if the value thereof exceeds $15 million and, in connection therewith, Berkshire shall, if eligible, request automatic effectiveness under Rule 415 (“Rule 415”) promulgated pursuant to the Securities Act of 1933, as amended. Notwithstanding anything contained in this Agreement to the contrary, Berkshire shall have no obligation to register any such Berkshire Shares (or, following a registration of such Berkshire Shares, to maintain the effectiveness of the applicable Registration Statement) if all such Berkshire Shares may be sold in a single sale without any limitation as to volume under Rule 144(e) of the Securities Act by virtue of Rule 144(k) thereunder. In addition, if any registration of such Berkshire Shares should not be made or continued because it would require Berkshire to disclose in a registration statement information not otherwise then required by law to be publicly disclosed (without regard to any existing registration statement filed in connection with this Agreement) and Berkshire has a bona fide purpose for delaying such disclosure (a “Valid Business Reason”), then Berkshire may postpone filing the registration statement or, if a registration statement has already been filed, may (upon prompt notice to the selling stockholders) postpone amending or supplementing such registration statement, until such Valid Business Reason no longer exists, provided that Berkshire agrees to use all reasonable efforts to minimize the duration and frequency of any such delays to the extent consistent with Berkshire’s financial, strategic, and other business priorities and provided further that any such postponement or postponements shall not exceed an aggregate of ninety (90) days during any consecutive period of one hundred and eighty (180) days..

(d) The Management Exchange Put. At any time following the date of Amendment No. 1 to this Agreement, and provided in any such case that Berkshire is then an Eligible Purchaser, any or all of the Management Investors shall have the right to require Berkshire to purchase, upon the terms and subject to the conditions of this Agreement, any or all of the shares of Common Stock owned by such persons (the “Management Exchange Put”) in exchange for Berkshire Shares equal in value to the Final Agreed Purchase Price or Final Appraised Purchase Price, as applicable; provided, however, that a Management Investor may exercise a Management Exchange Put as to his or her Common Stock only once in any twelve month period. For purposes of any such purchase and exchange, the value of each Berkshire Share to be received in the exchange shall be equal to the closing price quoted for such Berkshire Shares on the New York Stock Exchange on the day immediately preceding the closing of such exchange. In the event that any of the Management Investors elect to exercise the Management Exchange Put, then such person shall provide a written exchange put notice to Berkshire specifying the number of shares of Common Stock to be put and exchanged by them (a “Management Exchange Put Notice”). The Management Exchange Put shall terminate upon a Berkshire Majority Transfer. Berkshire shall register all Berkshire Shares issued upon any exercise of a Management Exchange Put for resale by promptly filing an S-3 Registration Statement (or, when applicable, a prospectus supplement) with respect to such shares if the value thereof exceeds $15 million and, in connection therewith, Berkshire shall, if eligible, request automatic effectiveness under Rule 415. Notwithstanding anything contained in this Agreement to the contrary, Berkshire shall have no obligation to register any such Berkshire Shares (or, following a registration of such Berkshire Shares, to maintain the effectiveness of the applicable Registration Statement) if all such Berkshire Shares may be sold in a single sale without any limitation as to volume under Rule 144(e) of the Securities Act by virtue of Rule 144(k) thereunder. In addition, if Berkshire determines, in its good faith judgment, that any registration of such Berkshire Shares should not be made or continued because of a Valid Business Reason, then Berkshire may postpone filing the registration statement or, if a registration statement has already been filed, may (upon prompt notice to the selling stockholders) postpone amending or supplementing such registration statement, until such Valid Business Reason no longer exists, provided that Berkshire agrees to use all reasonable efforts to minimize the duration and frequency of any such delays to the extent consistent with Berkshire’s financial, strategic, and other business priorities and provided further that any such postponement or postponements shall not exceed an aggregate of ninety (90) days during any consecutive period of one hundred and eighty (180) days.

(e) The Purchase Price The purchase price payable pursuant to Section 4(a) or 4(b) above shall be payable in cash and the purchase price (also sometimes referred to as the exchange price) payable pursuant to Section 4(c) or 4(d) above shall be payable in Berkshire Shares. Any purchase and exchange effected pursuant to Section 4(c) or 4(d) above at a time when Berkshire owns more than 80% in vote and value of the Company shall be deemed to have been implemented in a plan of reorganization within the meaning of Treasury Regulation section 1.368-2(g). With respect to any shares of Common Stock subject to any Management Put, Management Call, Scott Exchange Put or Management Exchange Put, the purchase price (or exchange price) shall equal the applicable number of shares of Common Stock multiplied by the purchase price per share, which shall be the fair market value of a share of Common Stock assuming the Company is valued on a going-concern basis as though it were a publicly traded company with reasonable liquidity in the market for its shares and without a controlling shareholder and without attributing any change of control premium to the sale of such share, and taking into account all aspects of the Company's capital structure including all outstanding options. With respect to any Options subject to a Management Put, the purchase price shall be determined as if the Options had been exercised, with the purchase price per share determined as described above, and reduced by the applicable exercise price or prices. With respect to any Options subject to a Management Call, the purchase price determined as described in the immediately preceding sentence shall be increased to the extent required to reflect the loss of the remaining time value of the Options. The applicable purchase price (or exchange price, as applicable) as determined pursuant to this Section 4(e) is referred to as the “Purchase Price” and the applicable “Final Agreed Purchase Price,” “Final Appraised Purchase Price” and “Final Purchase Price” shall be determined pursuant to the applicable procedures set forth in Sections 4(f) and 4(g) below.”

7.     EXISTING SECTIONS 4(f) AND 4(g) AND NEW SECTION 4(f). Sections 4“(f)” and 4“(g)” of the Agreement are amended by recaptioning such sections as Sections 4“(g)” and 4“(h)”, respectively, and by inserting a new Section 4(f) immediately before such recaptioned section 4(g), with such new Section 4(f) to read in its entirety as follows:

“(f) Determination of the Purchase Price for the Management Put or Management Call or for the Management Exchange Put. (i) As soon as reasonably practicable, but in any event within fifteen (15) days, following the delivery of a Management Put Notice or a Management Call Notice, the Company shall prepare and deliver to each selling Management Investor a statement setting forth the good faith calculation of the Purchase Price as of the date of the notice, together with detail reasonably sufficient for such Management Investor(s) to evaluate the accuracy of such calculation (the “Purchase Price Statement”). Unless any selling Management Investor, within fifteen (15) days after receipt of the Purchase Price Statement, delivers to the Company a notice (the “Dispute Notice”): (i) objecting in good faith to such Purchase Price Statement, (ii) setting forth in reasonable detail the items being disputed and the reasons therefor and (iii) specifying such selling Management Investor's preliminary calculation of the Purchase Price as of the date of the Put Notice or the Call Notice, as applicable, such Purchase Price Statement shall be deemed to be final, and the Purchase Price set forth therein shall be deemed to be the applicable “Final Agreed Purchase Price”. If a selling Management Investor delivers a Dispute Notice and if the Company and such selling Management Investor(s) are unable to agree upon a Final Agreed Purchase Price within thirty (30) days of the date of the Dispute Notice, then any such selling Management Investor or the Company may elect to submit the calculation of the Purchase Price to an independent appraiser who shall be a member of a reputable valuation firm or investment bank which is designated jointly by the Company and such Management Investor(s); provided, however, that the Company and the Management Investors (as a group) may each only exercise their respective rights to seek an appraisal under this Section 4(f)(i) or, in the case of the Management Investors, Section 4(f)(ii) only once in any twelve (12) month period. Such appraiser shall determine the Purchase Price as of the date of the Management Put Notice or Management Call Notice, as applicable, and such Purchase Price shall be deemed to be the applicable “Final Appraised Purchase Price”. If the appraisal results from a Management Put Notice or a Management Call Notice, within thirty (30) days of the determination of the Final Appraised Purchase Price by the appraiser, (i) any Management Investor, including the Management Investor giving the original Management Put Notice, may elect to exercise or withdraw its Management Put to sell Securities to the Company for the applicable Final Appraised Purchase Price and (ii) the Company may elect to exercise or withdraw the Management Call to purchase Securities from any Management Investor, including the Management Investor giving the original Management Put Notice, for the applicable Final Appraised Purchase Price. If the Management Put is exercised pursuant to the preceding sentence by any Management Investor, then the Management Investors (as a group) shall have no further right to request an appraisal under this Section 4(f)(i) or under Section 4(f)(ii) below for a twelve (12) month period in connection with a Management Put or Management Call or a Management Exchange Put, and if the Management Call is exercised pursuant to the preceding sentence, then the Company shall have no further right to request an appraisal for a twelve (12) month period in connection with a Management Put or Management Call.

(ii) As soon as reasonably practicable, following the delivery of a Management Exchange Put Notice, Berkshire shall prepare and deliver to each Management Investor who delivered such a notice a Purchase Price Statement. Unless any such Management Investor, within fifteen (15) days after receipt of the Purchase Price Statement, delivers to Berkshire a Dispute Notice (i) objecting in good faith to such Purchase Price Statement, (ii) setting forth in reasonable detail the items being disputed and the reasons therefore and (iii) specifying such Management Investor’s preliminary calculation of the Purchase Price as of the date of the Management Exchange Put Notice, such Purchase Price Statement shall be deemed to be final, and the Purchase Price set forth therein shall be deemed to be the applicable “Final Agreed Purchase Price”. If a Management Investor delivers a Dispute Notice and if Berkshire and such Management Investor(s) are unable to agree upon a Final Agreed Purchase Price within thirty (30) days of the date of the Dispute Notice, then any such Management Investor(s) or Berkshire may elect to submit the calculation of the Purchase Price to an independent appraiser who shall be a member of a reputable valuation firm or investment bank which is designated jointly by Berkshire and such Management Investor(s); provided, however, that Berkshire and the Management Investors (as a group) may each only exercise their respective rights to seek an appraisal under this Section 4(f)(ii) or, in the case of the Management Investors, under Section 4(f)(i) only once in any twelve (12) month period. Such appraiser shall determine the Purchase Price as of the date of the Management Exchange Put Notice and such Purchase Price shall be deemed to be the applicable “Final Appraised Purchase Price”. Notwithstanding anything to the contrary contained in Section 4(b) or elsewhere in this Agreement, from and after the date of delivery of a Management Exchange Put Notice by any Management Investor, the Company shall have no right to exercise its Management Call as to any shares of Common Stock that are the subject of a Management Exchange Put.”

8.     SECTION 4(g). Recaptioned Section 4(g) of the Agreement is hereby amended by deleting the words “ten (10) days” in the second sentence thereof and replacing them with the words “fifteen (15) days”.

9.     SECTION 4(h). Recaptioned Section 4(h) of the Agreement is hereby amended by inserting the words “(or Final Agreed Purchase Price or Final Appraised Purchase Price, as applicable)” immediately after the words “Final Purchase Price” in the first sentence thereof and by deleting the last two sentences of such section and by replacing them with three new sentences to read as follows:

“The purchase price shall be paid in cash or Berkshire Shares, as applicable, at the closing. At the closing, the selling or exchanging Investor(s) shall deliver to the purchasing party the certificates evidencing the Securities to be conveyed, duly endorsed and in negotiable form with all requisite documentary stamps affixed thereto. In addition, if the closing relates to an exercise of a Scott Exchange Put or a Management Exchange Put, then Berkshire shall deliver to the exchanging Investor(s) duly authorized and executed certificates evidencing the applicable Berkshire Shares at the closing.”

10.     THE WORDS “SCOTT PUT” AND “SCOTT PUT NOTICE”. The words “Scott Put” and “Scott Put Notice” shall be replaced with the words “Scott Exchange Put” and “Scott Exchange Put Notice”, respectively, in each and every place that they appear in the Agreement.

11.     CERTAIN SECTION REFERENCES. All references to “4(d)” and “4(e)” contained within the defined terms set forth in Section 7(a) of the Agreement shall be amended to read “4(e)” and “4(f)”, respectively.

12.     DEFINITION OF “TRANSFER”. The definition of the term “Transfer” contained in Section 7(a) of the Agreement shall be amended by adding the words “Management Exchange Put” immediately after the words “Management Put” contained therein.

13.     SECTION 8(d). Section 8(d) of the Agreement is amended by changing the reference to “4(a), (b), (d), (e) and (g)” contained therein to read “4(a), 4(b), 4(d), 4(e), 4(f) and 4(h)”. Section 8(d) is further amended by changing the reference to “4(c)-(g)” contained therein to read “4(c), 4(e), 4(f), 4(g) or 4(h)”.

14.     NO OTHER AMENDMENTS. Except as expressly set forth in this Amendment, there shall be no other changes to the Agreement and all other provisions of the Agreement shall remain in full force and effect.

15.     GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Iowa applicable to contracts made and to be performed entirely within such State.

16.     SECTION HEADINGS. The headings of sections in this Amendment are inserted for convenience only and shall not be deemed to constitute a part hereof.

17.     COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

MIDAMERICAN ENERGY HOLDINGS COMPANY

By:	/s/ Douglas L. Anderson
Name: Douglas L. Anderson
Title:

/s/ Walter Scott, Jr.
Walter Scott, Jr.

MANAGEMENT INVESTORS

/s/ David L. Sokol
David L. Sokol

/s/ Gregory E. Abel
Gregory E. Abel

BERKSHIRE HATHAWAY, INC.

By:	/s/ Marc D. Hamburg
Name: Marc D. Hamburg
Title:

[SIGNATURE PAGE 1 OF SHAREHOLDERS AGREEMENT]

AMY LYNN SCOTT TRUST #3

By:	U.S. BANK NATIONAL ASSOCIATION, as trustee

By:	/s/ Kathleen Sites
Name: Kathleen Sites
Title: VP

KAREN ANN SCOTT TRUST #3

By:	U.S. BANK NATIONAL ASSOCIATION, as trustee

By:	/s/ Kathleen Sites
Name: Kathleen Sites
Title: VP

SANDRA SUE SCOTT TRUST #3

By:	U.S. BANK NATIONAL ASSOCIATION, as trustee

By:	/s/ Kathleen Sites
Name: Kathleen Sites
Title: VP

WALTER DAVID SCOTT TRUST #3
By:	U.S. BANK NATIONAL ASSOCIATION, as trustee

By:	/s/ Kathleen Sites
Name: Kathleen Sites
Title: VP

[SIGNATURE PAGE 2 OF SHAREHOLDERS AGREEMENT]

/s/ Sandra Scott Parker
Sandra Scott Parker

AMY LYNN SCOTT WYOMING TRUST

By:	THE WASHINGTON COMPANY, a Wyoming
corporation, successor trustee

By:	/s/ John K. Boyer
Name: John K. Boyer
Title:

W. DAVID SCOTT WYOMING TRUST

By:	THE WASHINGTON COMPANY, a Wyoming
corporation, successor trustee

By:	/s/ John K. Boyer
Name: John K. Boyer
Title:

KAREN ANN DIXON WYOMING TRUST
By:	THE WASHINGTON COMPANY, a Wyoming
corporation, successor trustee

By:	/s/ John K. Boyer
Name: John K. Boyer
Title:

DOUBLE EIGHT LAND CORPORATION

By:	/s/ Walter Scott, Jr.
Name: Walter Scott, Jr.
Title:

[SIGNATURE PAGE 3 OF SHAREHOLDERS AGREEMENT]